Exhibit (a)(1)(ii)

Letter of Transmittal
For Tenders of

Shares of Beneficial Interest at a Purchase Price Equal to the Net Asset Value Per Share in Effect as of September 30, 2026

of BIP Ventures Evergreen BDC

Pursuant to the Offer to Purchase Dated July 20, 2026

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST 14, 2026, OR ANY OTHER DATE AND TIME TO WHICH THE COMPANY EXTENDS THE OFFER (SUCH DATE AND TIME WITH RESPECT TO THE OFFER, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED.

The undersigned hereby tenders to BIP Ventures Evergreen BDC, a Delaware statutory trust (the “Company”) structured as an externally managed, non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), the shares of beneficial interest (“Shares”) in the Company or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated July 20, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares in the Company or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares in the Company or portion thereof tendered hereby and that the Company will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Shares in the Company or portions thereof tendered hereby.

A non-transferable, non-interest-bearing promissory note for the purchase price will be issued to the undersigned if the Company accepts for purchase the Shares tendered hereby. The undersigned acknowledges that Ultimus Fund Solutions, the Company’s Depositary, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the Shares in the Company or portion thereof of the undersigned, as described in Section 6 “Purchase of Shares and Payment of Purchase Price” of the Offer to Purchase, shall be sent to the account’s distribution instructions on file. To the extent any changes to distribution instructions are needed, please contact us at investorcommunications@bipventures.vc.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 5:00 p.m. (Eastern Time), August 14, 2026

PARTS 1, 2, 3, 4 AND 5 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER
TO PROCESS YOUR REQUEST

If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Company’s Depositary No Later Than 5:00 p.m. (Eastern Time) On The Expiration Date. This Letter of Transmittal should be submitted individually and not combined with another repurchase request.

NON-CUSTODIED ACCOUNTS

For non-custodied accounts, Shareholders or their financial advisors must submit this form solely to BIP Ventures through the Advisor Vision online investor portal. This form will be automatically submitted to the Company’s Depositary upon receipt of signature by the Company through the Advisor Vision online investor portal.

CUSTODIED ACCOUNTS

For Inspira custodied accounts, the Shareholder’s financial advisor must complete this form on behalf of the Shareholder through the Advisor Vision online investor portal, and the Shareholder must then sign the completed form. Once signed, the form will be automatically sent to Inspira for countersignature. After Inspira countersigns and returns to the Company, this form will be automatically submitted to the Company’s Depositary.

For Schwab and Fidelity custodied accounts, Shareholders or their financial advisors must complete this form through the Advisor Vision online investor portal and after client signature, the financial advisor will need to submit this form through the Schwab or Fidelity RIA portals as part of standard processing procedures.

If you invest in the Company through a custodian or financial intermediary, please allow for additional processing time as the Letter of Transmittal must ultimately be received by the Company’s Depositary no later than 5:00 p.m., Eastern Time, on the Expiration Date.

For any questions, please contact us at investorcommunications@bipventures.vc.

PART 1 — NAME (AS IT APPEARS ON YOUR BIP VENTURES EVERGREEN BDC STATEMENT) AND CONTACT INFORMATION

Company Name: BIP Ventures Evergreen BDC
Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Custodian Name:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 — REQUESTED TENDER AMOUNT

Please populate the number of Shares you would like the Company to repurchase.

_____ of Shares (please only provide a number of Shares, not a dollar amount)

Our share repurchase plan contains limitations on the number of Shares that can be repurchased under the plan during any year. In addition to these limitations, we cannot guarantee that we will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and we may elect to repurchase fewer Shares than have been requested in any particular year, or none at all. If the number of Shares subject to repurchase requests exceeds the then applicable limitations, or if we otherwise do not make all requested repurchases, each shareholder’s request will be reduced on a pro rata basis. If you wish to have the remainder of your initial request repurchased, you must submit a new repurchase request, in the next repurchase period, for the remaining amount.

PART 3 — EXPECTED U.S. FEDERAL INCOME TAX TREATMENT

It is expected that the payments of cash paid or deemed to be paid to the tendering Shareholder in consideration for the Shares will be treated as distributions made in exchange for the interest of such tendering Shareholder in the property in the Company pursuant to Section 736(b) of the Code and the corresponding provisions of any applicable state or local tax laws. This amount may be recharacterized based on any assets of the Company that are treated as “hot assets” for purposes of Section 751 of the Code. You should consult your own tax advisor regarding the consequences of these rules and your tax reporting obligations.

PART 4 — PAYMENT

Payments will be made in cash to the distribution instructions on file. To the extent changes to your distribution instructions are needed, please contact your advisor or investorcommunications@bipventures.vc.

PART 5 — SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Company’s Registration Statement and the Offer to Purchase dated July 20, 2026 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Shares in the Company to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing, if not previously provided.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
For Custodians only:
Signature	Print Name of Custodian	Date